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                                                                (CONFORMED COPY)
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                         ANADARKO PETROLEUM CORPORATION

                             ---------------------

                            364-DAY CREDIT AGREEMENT

                             ---------------------
                             DATED AS OF MAY 24, 1994
                             ---------------------

                                 $150,000,000

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                               TABLE OF CONTENTS

                                            ARTICLE I
                                DEFINITIONS AND ACCOUNTING TERMS
SECTION     1.01  Defined Terms............................................................     1
            1.02  Use of Defined Terms.....................................................     6
            1.03  Accounting Terms.........................................................     6

                                           ARTICLE II
                                    AMOUNT AND TERMS OF LOANS
SECTION     2.01  Loans....................................................................     7
            2.02  Notes....................................................................     7
            2.03  Procedure for Borrowing..................................................     7
            2.04  Commitment Fees..........................................................     7
            2.05  Reduction, Termination or Extension of Commitments.......................     8
            2.06  Optional Prepayments.....................................................     9
            2.07  Mandatory Prepayments....................................................     9
            2.08  Repayment of Loans.......................................................     9
            2.09  Interest Rate............................................................     9
            2.10  Computation of Interest and Fees.........................................    10
            2.11  Pro Rata Treatment and Payments..........................................    10
            2.12  Increased Cost of Loans..................................................    11
            2.13  Illegality...............................................................    12
            2.14  Withholding Tax Exemption................................................    12
            2.15  Substitute Loan Basis....................................................    13
            2.16  Determination of Borrowing Base..........................................    14
            2.17  Certain Prepayments or Conversions Pursuant to Sections 2.12 and 2.13....    14
            2.18  Certain Notices..........................................................    14
            2.19  Use of Proceeds..........................................................    15
            2.20  Indemnity................................................................    15
            2.21  Minimum Amounts of Tranches..............................................    15
            2.22  Conversion and Continuation Options......................................    15

                                           ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES
SECTION     3.01  Representations and Warranties by the Company............................    16

                                           ARTICLE IV
                                    COVENANTS OF THE COMPANY
SECTION     4.01  Covenants................................................................    17

                                            ARTICLE V
                                      CONDITIONS OF LENDING
SECTION     5.01  Conditions Precedent to the Initial Loans................................    18
            5.02  Conditions Precedent to Loans............................................    20

                                           ARTICLE VI
                                        EVENTS OF DEFAULT
SECTION     6.01  Events of Default........................................................    20

                                        i
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
                                           ARTICLE VII
                               THE AGENT AND THE DETERMINING BANKS
SECTION     7.01  Powers...................................................................    21
            7.02  Agent's Reliance, Etc....................................................    21
            7.03  No Responsibility for Recitals, Etc......................................    21
            7.04  Right to Indemnity.......................................................    22
            7.05  Action on Instructions of Banks..........................................    22
            7.06  Employment of Agents.....................................................    22
            7.07  Reliance on Documents....................................................    22
            7.08  Rights as a Bank.........................................................    22
            7.09  Non-Reliance on Agent or other Banks.....................................    22
            7.10  Events of Default........................................................    23
            7.11  Successor Agent..........................................................    23

                                          ARTICLE VIII
                                          MISCELLANEOUS
SECTION     8.01  Modifications, Consents and Waivers......................................    23
            8.02  Confidentiality..........................................................    23
            8.03  Addresses for Notices....................................................    24
            8.04  Costs, Expenses and Taxes................................................    24
            8.05  Binding Effect and Assignment............................................    24
            8.06  Termination and Substitution of Bank.....................................    24
            8.07  Governing Law............................................................    25
            8.08  Headings.................................................................    25
            8.09  Execution in Counterparts................................................    25
EXHIBIT A         Form of Note.............................................................   A-1
EXHIBIT B         Extension Agreement......................................................   B-1

                            364-DAY CREDIT AGREEMENT

                            DATED AS OF MAY 24, 1994

     ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks listed under "Commitment" in Section 1.01 (individually a "Bank" and collectively the "Banks") and Chemical Bank, as Agent, do hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Defined Terms. As used in this Agreement, and unless the context otherwise requires, the following terms shall have the meanings set out respectively after each:

          "Adjusted CD Rate" -- With respect to any Interest Period for a CD Rated Loan, the sum of (a) the quotient (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing the CD Rate by 1.00 minus the Reserve Percentage and (b) the Assessment Rate. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

          "Agent" -- Chemical Bank or its successor appointed pursuant to
     Section 7.11.

          "Agreement" -- This 364-Day Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

          "Assessment Rate" -- With respect to any Interest Period for a CD Rated Loan, the net annual assessment rate actually paid by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in dollars at offices of Chemical in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

          "Attributable Debt" -- Any particular sale and leaseback transaction under which the Company or any subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (a) in the case of any such transaction involving a capital lease, the amount on such date capitalized thereunder, or (b) in the case of any other sale and leaseback transaction, the then present value of the minimum rental obligations under such sale and leaseback transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of 10% per annum. The amount of any rental payment required to be made under any such sale and leaseback transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.

          "Available Borrowing Base" -- At any time, the amount equal to the difference obtained by subtracting from the Borrowing Base then in effect the aggregate principal amount of all the outstanding Indebtedness of the Company and its subsidiaries (including, without limitation, any then outstanding Loans).

          "Borrowing Base" -- At any time, the amount calculated by the Determining Banks and approved by the Majority Banks as the Borrowing Base and then in effect pursuant to Section 2.16; provided however, that from the date hereof until such time as the Borrowing Base is so calculated and approved and in effect, the Borrowing Base shall be $1,100,000,000.

          "Borrowing Date" -- Each Working Day or Business Day, as the case may be, specified in a notice pursuant to Section 2.03 as a date on which the Company requests (or is deemed to have requested) the Banks to make Loans.

          "Business Day" -- A day which in the City of New York is not a day on which banks are generally authorized or obligated by law to close.

          "CD Rate" -- With respect to any Interest Period for a CD Rated Loan, the average rate per annum bid at 10:00 A.M. (New York City time), or as soon thereafter as practicable, on the first day of such Interest Period by New York certificate of deposit dealers of recognized standing for the purchase at face value from the Reference Banks of their certificates of deposit in an amount comparable to the portion of the CD Rated Loans of Chemical to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "CD Rated Loans" -- Loans hereunder at such time as they bear interest at a rate based upon the Adjusted CD Rate.

          "Change in Control" -- (a) The acquisition by any Person or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Commission) of 50% or more of the outstanding shares of voting stock of the Company unless the Board of Directors of the Company shall have publicly announced its support for such acquisition or (b) a majority of the members of the Board of Directors of the Company on any date shall not have been (i) members of the Board of Directors of the Company on the date 12 months prior to such date or (ii) approved by Persons who constitute at least a majority of the members of the Board of Directors of the Company as constituted on the date 12 months prior to such date.

          "Chemical" -- Chemical Bank.

          "Commission" -- The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

          "Commitment" -- As to each Bank, its obligation to make Loans to the Company pursuant to Section 2.01 in the amount set forth opposite its name below, as such obligation may be reduced pursuant to this Agreement:

                                                            AMOUNT OF       PERCENTAGE OF
                               BANK                        COMMITMENT        COMMITMENT
                               ----                        -----------      -------------
        Chemical Bank..................................... $ 18,000,000          12.0%
        The Chase Manhattan Bank, National Association....   15,000,000          10.0
        Morgan Guaranty Trust Company of New York.........   15,000,000          10.0
        The Bank of New York..............................   12,750,000           8.5
        Continental Bank N.A..............................   12,750,000           8.5
        Credit Suisse.....................................   12,750,000           8.5
        Mellon Bank, N.A..................................   12,750,000           8.5
        Bank of America National Trust and Savings
          Association.....................................   12,750,000           8.5
        Credit Lyonnais Cayman Island Branch..............   12,750,000           8.5
        The First National Bank of Chicago................   12,750,000           8.5
        NationsBank of Texas, N.A.........................   12,750,000           8.5
                  Total................................... $150,000,000         100.0%
                                                           ============     ==========

          "Consolidated Stockholders' Equity" -- The par or stated value of the stock of the Company plus paid-in capital plus retained earnings, all as shown on the consolidated balance sheet of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles, as such principles are in effect on the date of this Agreement.

          "Credit Agreement" -- The Revolving Credit Agreement, dated as of February 15, 1992, among the Company, the banks named therein and Manufacturers Hanover Trust Company, as agent.

          "Defaulting Bank" -- Any Bank that shall (i) fail to make any Loan required to be made by it hereunder, (ii) state in writing that it will not make, or that it has disaffirmed or repudiated its obligation to make, any Loan required to be made by it hereunder, by reason of the provisions of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or otherwise or (iii) assign or transfer all or a part of its rights hereunder without the prior written consent of the Company.

          "Determining Banks" -- Chemical, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank, National Association.

          "Domestic Lending Office" -- Initially, the office of a Bank designated as such and set forth with its signature below, and thereafter such other office of such Bank, if any, of which such Bank shall notify the Agent and Company in writing.

          "Domestic Loans" -- All Reference Rated Loans and CD Rated Loans.

          "Effective Date" -- May 24, 1994, or such other date as the parties hereafter shall agree upon.

          "Engineer's Opinion" -- A report prepared as of January 1 of the year in which the report is delivered which shall, as of such January 1, and on the basis of findings and data as of a date not more than four months prior to such January 1, identify the properties covered thereby and set forth as of such January 1: (a) the Proved Reserves attributable to such properties,
     (b) projections of the future rate of production, the future net revenues and the present value of future net revenues of production discounted at a rate per annum designated by the Determining Banks, (c) projections of reserves and the future rate of production of gas plant products, the future net income from gas plant interests and the present value of the future net income from the gas plant interests discounted at a rate per annum designated by the Determining Banks, and (d) the price assumptions, which shall be designated by the Determining Banks, used in arriving at the value of future net revenues and future net income.

          "Eurodollar Lending Office" -- Initially, the office of a Bank designated as such and set forth with its signature below, and thereafter such other office of such Bank, if any, of which such Bank shall notify the Agent and the Company in writing.

          "Eurodollar Loans" -- Loans hereunder at such time as they bear interest at a rate based upon the Eurodollar Rate.

          "Eurodollar Rate" -- With respect to any Interest Period pertaining to a Eurodollar Loan, the quotient obtained by dividing (a) the applicable Interbank Rate by (b) 1.00 minus that percentage (expressed as a decimal) which is prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 in respect of Eurocurrency liabilities having a maturity comparable to such Interest Period and in an amount comparable to that portion of the Eurodollar Loans of Chemical to which such Interest Period applies (such Eurodollar Rate to be adjusted to the next higher 1/100 of 1%). The percentage referred to in clause (b) of the immediately preceding sentence shall be adjusted automatically on and as of the effective date of any change in the reserve requirement referred to in such clause (b).

          "Event of Default" -- Any of the events of default set forth in
     Article VI.

          "Extension Agreement" -- Any of the extension agreements in substantially the form attached hereto as Exhibit B.

          "Hydrocarbons" -- Oil, gas and other liquid or gaseous hydrocarbons.

          "Indebtedness" -- Any indebtedness which: is for money borrowed; represents the deferred purchase price of property or assets purchased, except trade accounts payable in the ordinary course of business; is in respect of a capitalized lease, an advance payment or production payment; or is in respect of a guarantee of any of the foregoing obligations of another Person.

          "Independent Engineer" -- A Person appointed by the Board of Directors of the Company and acceptable to the Determining Banks who is engaged in engineering work or business who is in fact independent and does not have any substantial interest, direct or indirect, in the Company, but such Person may be regularly retained by the Company. If such Person is an individual, he shall not be a director, officer or employee of the Company. If such Person is a partnership or a corporation, it shall not have a partner, director or officer who is a director, officer or employee of the Company.

          "Interbank Rate" -- The average offered rate quoted to the Reference Banks in the London Interbank Eurodollar Market as of 10:00 A.M. (New York City time) two Working Days immediately preceding the commencement of the Interest Period for a Eurodollar Loan for deposits in United States dollars in an amount comparable to the Eurodollar Loan of Chemical to which such Interest Period applies and for a period of time comparable to such Interest Period.

          "Interest Payment Date" -- (a) As to any Reference Rated Loan, the end of any quarter with respect thereto and the Maturity Date, (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto, and, for Interest Periods longer than 3 months, each date which is 3 months, or a whole multiple thereof, from the first day of such Interest Period and (c) as to any CD Rated Loan, the last day of the Interest Period with respect thereto, and, for Interest Periods of 180 days, the date which is 90 days from the first day of such Interest Period.

          "Interest Period" -- (a) With respect to any Eurodollar Loan:

             (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending 1, 2, 3, 6 or, to the extent funds are available, as determined by the Agent, 9 months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

             (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending 1, 2, 3, 6 or, to the extent funds are available, as determined by the Agent, 9 months thereafter, as selected by the Company by irrevocable notice to the Agent not less than two Working Days prior to the last day of the then current Interest Period with respect thereto; and

          (b) with respect to any CD Rated Loan:

             (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such CD Rated Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

             (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such CD Rated Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company by irrevocable notice to the Agent on the last day of the then current Interest Period with respect thereto;

     provided that, the foregoing provisions relating to Interest Periods are subject to the following:

             (A) the Company shall have no right to elect an Interest Period which would extend beyond the Maturity Date;

             (B) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

             (C) if any Interest Period pertaining to a CD Rated Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

             (D) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

             (E) if any Interest Period would otherwise extend beyond the (i) Maturity Date or (ii) date an amount or amounts are required to be repaid pursuant to Section 2.07, then (1) the Interest Period for the principal amount (if any) of each Loan required to be repaid on such date shall end on such date and (2) the remainder (if any) of each such Loan shall have an Interest Period determined as set forth above; and

             (F) for purposes of determining the availability of 9 month Interest Periods in respect of Eurodollar Loans, such Interest Periods shall be deemed available if (1) each of the Reference Banks quotes a rate to the Agent as provided in the definition of Eurodollar Rate and
        (2) the Majority Banks shall not have advised the Agent that the Eurodollar Rate determined by the Agent on the basis of such quotes will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Eurodollar Loans for such Interest Period.

          "Lien" -- Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and, in the case of any production payment, the right, title and interest of the owner of such production payment in the Mineral Interests out of the production from which such production payment is payable.

          "Loan" -- As the context may require, any CD Rated Loan, Eurodollar Loan or Reference Rated Loan.

          "Majority Banks" -- At any time, Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes held by Banks or, if no such principal amount is then outstanding, Banks having at least 66 2/3% of the Commitments; provided, however, that the term Majority Banks as used in
     Section 2.16 shall mean, at any time, Banks holding at least 75% of the then aggregate unpaid principal amount of the Notes held by Banks or, if no such principal amount is then outstanding, Banks having at least 75% of the Commitments.

          "Maturity Date" means the second anniversary of the Termination Date or, if such day is not a Working Day, the next succeeding Working Day unless such Working Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Working Day.

          "Mineral Interests" -- Leasehold and other interests in or under oil, gas and other mineral leases, mineral fee interests, overriding royalty and royalty interests and any other interests in Hydrocarbons and other minerals in place.

          "Moodys" -- Moody's Investors Service, Inc.

          "Net Proceeds" -- (a) The gross fair market value of the consideration or other amounts payable to or receivable by the Company in respect of any sales, transfers, distributions (other than cash dividends) or other dispositions of assets or properties other than (i) in the ordinary course of business, (ii) from the Company to a wholly owned subsidiary or (iii) from a subsidiary of the Company to the Company or a wholly owned subsidiary, less (b) the amount, if any, of all foreign and domestic taxes (but including income taxes only to the extent the Company reasonably estimates that such income taxes will be paid as a result of the federal income tax return or any state income tax return filed by the Company for the year in which the transaction takes place), and reasonable and customary fees, commissions, costs and other expenses which are incurred in connection with such sales, transfers or other dispositions and are payable by the seller or the transferor of the assets or property to which such sales, transfers or other dispositions relate, but only to the extent not already deducted in arriving at the amount referred to in clause (a).

          "Note" -- Any of the promissory notes of the Company payable to the order of any Bank in substantially the form attached hereto as Exhibit A.

          "Other Credit Agreement" -- means the $250,000,000 Revolving Credit Agreement, dated as of the date hereof, among the Company, the banks listed therein and Chemical, as agent for such banks, as the same may be amended, modified, supplemented or restated, from time to time, in accordance with the terms thereof.

          "Person" -- Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Proved Reserves" -- The estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

          "Public Indenture" -- The Indenture, dated as of May 10, 1988, between the Company and Continental Illinois National Bank and Trust Company of Chicago (now known as Continental Bank N.A.), as Trustee, as amended by the First Supplemental Indenture, dated as of November 15, 1991, between the Company and Continental Bank N.A.

          "Reference Banks" -- Chemical and Mellon Bank, N.A.

          "Reference Rate" -- The rate of interest publicly announced by Chemical from time to time in the City of New York as its reference rate. The reference rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

          "Reference Rated Loans" -- Loans hereunder at such time as they bear interest at a rate based upon the Reference Rate.

          "Reserve Percentage" -- For any day during any Interest Period pertaining to a CD Rated Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in the City of New York with deposits exceeding $1,000,000,000 in respect of new non-personal time deposits in dollars in the City of New York having a maturity comparable to the portion of the CD Rated Loans to which such Interest Period applies and in an amount of $100,000 or more.

          "S&P" -- Standard & Poor's Corporation.

          "Termination Date" -- May 23, 1995 or such later date to which the Termination Date shall have been extended pursuant to Section 2.05(c), or, if such day is not a Working Day, the next preceding Working Day; provided, however, that the Termination Date shall in no event be later than June 30, 1999.

          "Tranche" -- The collective reference to Loans (other than Reference Rated Loans) of the same Type the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Type" -- As to any Loan, its nature as a Reference Rated Loan, a CD Rated Loan or a Eurodollar Loan.

          "Working Day" -- A day on which banks are open for business in the City of New York and in London and dealings are carried out in the London Interbank Eurodollar Market.

     SECTION 1.02. Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in each case in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

                                   ARTICLE II

                           AMOUNT AND TERMS OF LOANS

     SECTION 2.01. Loans. (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving credit Loans to the Company from time to time during the period from the Effective Date to, and including, the Termination Date in an aggregate principal amount at any one time outstanding not to exceed its Commitment. The Company may use the Commitments by repaying and prepaying the Loans in whole or in part, and on or prior to the Termination Date, borrowing and reborrowing, all in accordance with the terms and conditions hereof.

     (b) The Loans may be (i) Eurodollar Loans, (ii) Reference Rated Loans,
(iii) CD Rated Loans or (iv) a combination thereof, as determined by the Company and notified to the Agent in accordance with Sections 2.03 and 2.22. Eurodollar Loans shall be made and maintained by each Bank at either a Eurodollar Lending Office or a Domestic Lending Office, at its option.

     SECTION 2.02. Notes. (a) Loans made by each Bank pursuant hereto shall be evidenced by an appropriate Note, payable to the order of such Bank and representing the obligation of the Company to pay the amount of the Commitment of such Bank or, if less, the aggregate unpaid principal amount of all Loans made by such Bank, with interest thereon as prescribed in Section 2.09. Each Note shall (i) be dated the Effective Date, (ii) mature on the Maturity Date and
(iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 2.09 and payable as specified in Section 2.09(e). Each Bank is hereby authorized to record the date, Type and amount of each Loan made by such Bank pursuant to
Section 2.01, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each repayment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

     (b) Each Bank shall, at the request of the Company, deliver to the Company copies of the Notes and the schedules annexed thereto.

     SECTION 2.03. Procedure for Borrowing. The Company may borrow on any Working Day if the borrowing (or any portion thereof) consists of Eurodollar Loans or on any Business Day if the borrowing consists entirely of Domestic Loans; provided that the Company shall give the Agent notice not later than (i) two Working Days prior to the Borrowing Date, in the case of Eurodollar Loans, and (ii) the Borrowing Date, in the case of Domestic Loans. Such notice shall specify (i) the amount to be borrowed, (ii) the Borrowing Date, (iii) whether the borrowing is to consist of Eurodollar Loans, Reference Rated Loans, CD Rated Loans or a combination thereof (in each case stating the amounts requested), and
(iv) except in the case of Reference Rated Loans, the length of the Interest Period(s) therefor. Each borrowing shall be in an aggregate principal amount not less than (i) in the case of Reference Rated Loans, the lesser of (A) $10,000,000 or a whole multiple of $5,000,000 in excess thereof and (B) the then unused Commitments or (ii) in the case of CD Rated Loans or Eurodollar Loans, $10,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent designated by the Agent in the Agent's notice aforesaid prior to 11:30 A.M. (according to the time of the place where such office of the Agent is located) on the Borrowing Date requested by the Company in funds immediately available to the Agent as the Agent may direct. The proceeds of each such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of the Agent with the aggregate amount made available to the Agent by the Banks and in like funds as received by the Agent.

     SECTION 2.04. Commitment Fees. (a) Subject to subsection (b) of this Section, the Company agrees to pay to the Agent for the account of each Bank a commitment fee from the Effective Date to, but not including, the Termination Date or such earlier date upon which the Commitments shall terminate or be reduced to zero pursuant to Section 2.05 or 6.01, computed at the rate of 12.50/100 of 1% per annum (or, in the case of each day on which the ratings by Moodys and S&P of the Company's long term senior unsecured debt are (i) in neither case greater than, but not both less than, "BBB-" or equivalent rating, 17.50/100 of 1% per annum or (ii) both less than "BBB-" or equivalent rating, 22.50/100 of 1% per annum, provided that for purposes of this Section 2.04(a), in the event that a rating is not available from either Moodys or S&P, such rating agency shall be deemed to have assigned its lowest rating) on an amount equal to the average daily unused portion of the Commitments in effect for the period for which payment is made.

     (b) If any Bank shall become a Defaulting Bank, then, notwithstanding subsection (a) above and without prejudicing any right or remedy that the Company may have with respect to, on account of, arising from or relating to any event pursuant to which such Bank shall be a Defaulting Bank, no commitment fee shall accrue for the account of such Bank from and after the date upon which such Bank shall have become a Defaulting Bank.

     (c) Commitment fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 1994, and on the Termination Date or such earlier date as the Commitments shall terminate or be reduced to zero as provided herein.

     SECTION 2.05. Reduction, Termination or Extension of Commitments. (a) The Company shall have the right, upon not less than two Business Days' notice to the Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments. Any reduction shall be accompanied by prepayment of the Loans to the extent, if any, that the Loans then outstanding exceed the amount of the Commitments as then reduced. Any termination of the Commitments shall be accompanied by prepayment in full of the Loans then outstanding and the payment of any unpaid commitment fees then accrued hereunder. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Any reduction shall be in an amount of $5,000,000 or a whole multiple thereof and shall reduce permanently the amount of the Commitments then in effect. The Commitments once terminated or reduced may not be reinstated.

     (b) If during any calendar year the Company or its subsidiaries shall receive Net Proceeds from the sale, transfer, distribution or other disposition of property identified in the most recent Engineer's Opinion delivered pursuant to Section 4.01 in an aggregate amount in excess of $50,000,000, the Borrowing Base shall be reduced by the amount of such excess, each such reduction to occur on the date of receipt by the Company or its subsidiaries of such excess amount.

     (c) Extension of Commitments. The Commitments may be extended in the manner set forth in this subsection (c), in each case for a period of 364 days from the date on which Banks having 100% of the Commitments (after giving effect to any assignments or terminations referred to in the fourth sentence of this subsection (c)) shall have executed an Extension Agreement as provided herein (the "Extension Date"). If the Company wishes to request an extension of the Commitments, it shall give notice to that effect to the Agent not less than 30 nor more than 60 days prior to the Termination Date then in effect, whereupon the Agent shall promptly notify each of the Banks of such request. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole discretion, within 20 days of such notice to the Agent. If less than all Banks respond affirmatively to such request within 20 days, then the Company may (i) require the Banks that do not elect to extend their Commitments to assign their Commitments in their entirety to one or more assignees, mutually satisfactory to the Company and to the Agent, no later than 15 days prior to the Termination Date then in effect, which assignees will agree to extend such Commitment and (ii) if Banks holding at least 80% of the Commitments then outstanding (including assignees that shall have become Banks pursuant to clause (i) above) shall have agreed to extend their respective Commitments, the Company may, with effect from the Extension Date, terminate the Commitments of the Banks that shall not have agreed to so extend and prepay all Loans and other amounts then owing to any such Banks, in each case in accordance with Section 8.06(a) hereof. If all Banks (including such assignees, excluding their respective transferor Banks, and excluding all such Banks whose Commitments have been so terminated) respond affirmatively, then, subject to receipt by the Agent of counterparts of an Extension Agreement in substantially the form of Exhibit B hereto duly completed and signed by all of the parties thereto, the Commitments shall be extended for the period specified above. Such Extension Agreement shall be executed and delivered no earlier than 5 days prior to the Termination Date then in effect, and no extension of the Commitments pursuant to this subsection (c) shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered and accepted by the Company.

     (d) All outstanding Commitments shall terminate on the Termination Date.

     SECTION 2.06. Optional Prepayments. (a) The Company may, at its option, as provided in this Section 2.06, at any time and from time to time prepay the Loans, in whole or in part, upon at least two Business Days' prior notice to the Agent, specifying (i) the date and amount of prepayment and (ii) the respective amounts to be prepaid in respect of Reference Rated Loans, CD Rated Loans and Eurodollar Loans. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. The payment amount specified in such notice shall be due and payable on the date specified. All prepayments pursuant to this Article II shall include accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans and CD Rated Loans, any amounts payable pursuant to Section 2.20. The Loans shall also be subject to prepayment as provided in Sections 2.05, 2.07, 2.12, 2.13 and 8.06.

     (b) Partial optional prepayments pursuant to this Section 2.06 shall be in an aggregate principal amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof. All prepayments of Loans pursuant to this Article II shall be without the payment by the Company of any premium or penalty except for amounts payable pursuant to Section 2.20.

     SECTION 2.07. Mandatory Prepayments. (a) If at any time prior to the Termination Date the aggregate outstanding principal amount of the Loans exceeds the Commitments, the Company shall prepay the Loans in an amount equal to such excess.

     (b) If at any time the Available Borrowing Base is less than zero, the Company shall prepay Indebtedness in an amount at least sufficient to cause the Available Borrowing Base to be equal to zero. If any amount is required to be prepaid pursuant to this subsection (b) as a result of a decrease in the Borrowing Base, the Company shall pay such amount in no more than six equal monthly installments, payable on the fifteenth day of each calendar month, commencing on the first such day to occur after the date of any determination that a prepayment is required pursuant to this subsection (b).

     (c) Each prepayment of Loans pursuant to this Section 2.07 shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans and CD Rated Loans, any amounts payable pursuant to Section 2.20.

     SECTION 2.08. Repayment of Loans. The Company shall pay to the Agent for the account of each Bank the unpaid principal amount of each Loan made by such Bank on the Maturity Date.

     SECTION 2.09. Interest Rate. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate for such Interest Period plus 37.50/100 of 1%.

     (b) Each Reference Rated Loan shall bear interest on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Reference Rate.

     (c) Each CD Rated Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Adjusted CD Rate for such Interest Period plus 50/100 of 1%.

     (d) Any overdue principal of any Loan shall, without limiting the rights of any Bank under Article VI, bear interest at a rate per annum which is 1% above the rate which would otherwise be applicable to such Loan pursuant to subsections (a), (b) and (c) of this Section 2.09 until paid in full (as well after as before judgment).

     (e) Interest shall be payable on each Interest Payment Date.

     (f) Notwithstanding the foregoing, if on any day the sum of (i) the aggregate principal amount of outstanding Loans and (ii) the aggregate principal amount of loans outstanding under the Other Credit Agreement is greater than 50% of the sum of (A) the aggregate Commitments hereunder and (B) the aggregate commitments then existing under the Other Credit Agreement, each Eurodollar Loan and CD Rated Loan shall bear interest, for such day, at a rate per annum which is 12.50/100 of 1% above the rate which would otherwise be applicable pursuant to subsections (a) and (c) of this Section 2.09.

     (g) Notwithstanding the foregoing, (i) if on any day neither of the ratings by Moodys and S&P of the Company's long term senior unsecured debt is greater than "BBB-" or equivalent rating, but such ratings are not both less than "BBB-" or equivalent rating, Eurodollar and CD Rated Loans shall bear interest, for such day, at a rate per annum which is 12.50/100 of 1% above the rate which would otherwise be applicable pursuant to subsections (a), (c) and (f) of this
Section 2.09; or (ii) if on any day Moodys and S&P both rate the Company's long term senior debt less than "BBB-" or equivalent rating, Eurodollar and CD Rated Loans shall bear interest, for such day, at a rate per annum which is 25/100 of 1% above the rate which would otherwise be applicable pursuant to subsections
(a), (c) and (f) of this Section 2.09. For purposes of this Section 2.09, in the event a rating is not available from either Moodys or S&P, such rating agency will be deemed to have assigned its lowest rating.

     SECTION 2.10. Computation of Interest and Fees. (a) Interest on the Reference Rated Loans and commitment fees shall be calculated on the basis of a 365-(or 366-as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans and CD Rated Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall notify the Company and the Banks of each determination of a Eurodollar Rate and of an Adjusted CD Rate. Any change in the interest rate resulting from a change in the Reference Rate shall become effective as of the opening of business on the day on which such change in the Reference Rate shall become effective. The Agent shall notify the Company and the Banks of the effective date and the amount of each such change in the Reference Rate.

     (b) The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations given by the Reference Banks and the computations used by the Agent in determining any interest rate pursuant to subsection (a) or (c) of this Section 2.10.

     (c) If either of the Reference Banks shall be unable or shall otherwise fail to notify the Agent of a rate, the interest rate shall be determined on the basis of the rate notified by the other Reference Bank.

     SECTION 2.11. Pro Rata Treatment and Payments. Each borrowing by the Company from the Banks, each payment (including each prepayment) by the Company on account of the principal of and interest on the Loans and on account of any commitment fees hereunder and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the Commitments, except that (i) payments or prepayments, and offsets against or reductions from the amount of payments and prepayments, in each case, specifically for the account of a particular Bank under the terms of Section 2.04, 2.05, 2.12, 2.13, 2.20 or 8.06 shall be made for the account of such Bank and (ii) if any Bank shall become a Defaulting Bank, from and after the date upon which such Bank shall have become a Defaulting Bank, any payment made on account of principal of or interest on the Loans shall be applied, first for the account of the Banks other than the Defaulting Bank, pro rata according to the Commitments of such Banks, until the principal of and interest on the Loans of such Banks shall have been paid in full and, second for the account of such Defaulting Bank, provided that the application of such payments in accordance with this clause (ii) shall not constitute an Event of Default or an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, and no payment of principal of or interest on the Loans of such Defaulting Bank shall be considered to be overdue for purposes of Section 2.09(d) hereof, if, had such payments been applied without regard to this clause (ii), no such Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default would have occurred and no such payment of principal of or interest on the Loans of such Defaulting Bank would have been overdue. All payments (including prepayments) to be made by the Company on account of principal, interest and commitment fees shall be made without setoff or counterclaim and shall be made to the Agent on behalf of the Banks at the Agent's office located at (a) 270 Park Avenue, New York, New York 10017 at or before 12:00 noon (New York City time) in the case of Domestic Loans and commitment fees, for the account of the Domestic Lending Offices of the Banks and (b) 4 New York Plaza, New York, New York 10015 at or before 12:00 noon (New York City time) in the case of Eurodollar Loans, for the account of the Eurodollar Lending Offices or Domestic

Lending Offices, as the case may be, of the Banks which shall then be maintaining Eurodollar Loans, in each case in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

     If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day. Each Bank is authorized to and shall endorse the date, Type and amount of each Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each payment of principal with respect thereto on the schedule annexed to and constituting a part of its Note. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Company to repay the unpaid principal amount of the Loans with interest thereon as provided in Section 2.09 or the validity of any payment thereof made by the Company.

     Except as provided in Sections 2.04(b), 2.05, 2.12, 2.13, 2.20, 8.06 and
this Section 2.11, if the holder of any Note shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) upon principal of or interest on such Note in excess of its pro rata share of payments obtained by all holders upon principal of and interest on such Notes then held by them, such holder shall purchase from the other holders such participation in such Notes held by them as shall be necessary to cause such purchasing holder to share the excess payment ratably with each of them; providing however, that if all or any portion of the excess payment is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     The following subsection (a) of Section 2.12 and subsection (b) of Section
2.15 shall be applicable to Eurodollar Loans and CD Rated Loans only and the following Section 2.13 and subsection (a) of Section 2.15 shall be applicable to Eurodollar Loans only.

     SECTION 2.12. Increased Cost of Loans. (a) In the event of any change in any applicable law, treaty or governmental regulation after the date of this Agreement, or in the interpretation or application thereof after the date of this Agreement, or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made or issued after the date of this Agreement, which:

          (i) does or shall subject such Bank to any tax of any kind whatsoever (including, without limitation, withholding taxes) with respect to this Agreement, any Note or any Eurodollar or CD Rated Loan, or change the basis of taxation of payments to such Bank of principal, commitment fees, penalty fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank (in excess, and without duplication, of those taken into account in computing the Eurodollar Rate for any Eurodollar Interest Period, the Reserve Percentage and the Assessment Rate); or

          (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing or maintaining Eurodollar Loans or CD Rated Loans or to reduce any amount receivable hereunder with respect to Eurodollar Loans or CD Rated Loans, then, in any such case, the Company shall pay such Bank, upon written demand being made to the Company by such Bank, such additional amount which will compensate such Bank for such amounts as that Bank reasonably deems to be material with respect to this Agreement, the Notes or the Loans hereunder, provided, however, that if all or any such additional cost would not have been payable, or such reduction would not have occurred, but for such Bank's decision to designate a new Eurodollar Lending Office or refusal to change to another Eurodollar Lending Office as provided below, the Company shall have no obligation under this
Section 2.12 to compensate such Bank for such amount. Such demand shall be accompanied by a certificate of a duly authorized officer of such Bank setting forth the amount of such payment and the basis therefor, which certificate shall be prima facie evidence of the amount of such payment. Each Bank shall also give written notice to the Company and the Agent of any event occurring after the date of this Agreement which would entitle such Bank to compensation pursuant to this Section 2.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different Eurodollar Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. Notwithstanding the foregoing, in the event that any Bank shall demand payment pursuant to this Section 2.12, the Company may, upon at least two Business Days' notice to the Agent and such Bank, convert in whole (but not in part) the Eurodollar Loans or CD Rated Loans, as the case may be, of such Bank, into Loans of another Type without regard to the requirements of Section 2.22 (other than clause (i) of the proviso to the last sentence of subsection (a) thereof).

     (b) In the event that any Bank shall have reasonably determined that the adoption after the date of this Agreement of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority made or issued after the date of this Agreement, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction from and after such date the Company receives the request; provided, however, that the foregoing shall not apply to any capital adequacy requirement imposed solely by reason of any business combination effected after the date hereof.

     SECTION 2.13. Illegality. Notwithstanding anything herein contained, if any Bank shall make a good faith determination that a change in any applicable law or regulation or in the interpretation thereof by any authority charged with the administration thereof shall make it unlawful for such Bank to give effect to its obligations to make, convert into, continue or maintain its Eurodollar Loans under this Agreement, the obligation of such Bank to make, convert into, continue or maintain Eurodollar Loans hereunder shall be suspended for the duration of such illegality. Such Bank, by written notice to the Agent and to the Company, shall declare that such Bank's obligation to make, convert into, continue and maintain Eurodollar Loans shall be suspended, and the Company, on the last day of the then current Interest Period applicable to such Eurodollar Loans or portion thereof or, if the Bank so requests, on such earlier date as may be required by relevant law, shall convert such Eurodollar Loans or portion thereof into Loans of another Type, without regard to the requirements of
Section 2.22 (other than clause (i) of the proviso to the last sentence of subsection (a) thereof). If and when such illegality ceases to exist, such suspension shall cease and such Bank shall notify the Company and the Agent thereof and any Loans previously converted from Eurodollar Loans to Loans of a different Type pursuant to this Section 2.13 shall be converted into Loans of Types corresponding to the Loans maintained by the other Banks on the last day of the Interest Period of the corresponding Eurodollar Loans of the other Banks unless, in the case of a conversion of CD Rated Loans, the Company shall have elected, by notice to the Agent, not to convert such CD Rated Loans until the last day of the then current Interest Period with respect thereto, in which case, such CD Rated Loans shall be converted at such time as the Company may elect in accordance with Section 2.22.

     SECTION 2.14. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the

Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     SECTION 2.15. Substitute Loan Basis. (a) In the event that the Majority Banks shall reasonably determine (which determination shall be final and conclusive and binding upon the Company) at any time that (i) by reason of changes affecting the London Interbank Eurodollar Market, adequate and fair means do not exist for ascertaining the rate of interest applicable to any Tranche of Eurodollar Loans for any requested Interest Period or (ii) the making of, converting into or continuing for an additional Interest Period of any Tranche of Eurodollar Loans has been made impracticable by the occurrence of a contingency which materially and adversely affects the London Interbank Eurodollar Market then, and in any such event, the Agent shall forthwith give notice to the Company and, subject to the provisions of subsection (b) of this
Section 2.15 (x) unless on the date upon which such Eurodollar Loans were to be made the Company notifies the Agent that it elects not to borrow on such date, any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Reference Rated Loans or CD Rated Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be made as CD Rated Loans, the initial Interest Period with respect thereto) to the Agent on the date upon which such Loans are to be made, or, in the absence of any such request, as Reference Rated Loans, (y) any Loans that were to have been, on the first day of such Interest Period, converted to or continued as Eurodollar Loans shall be converted to or continued as Reference Rated Loans or CD Rated Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be converted to or continued as CD Rated Loans, the next Interest Period with respect thereto) to the Agent on the date upon which such Loans were to have been converted or continued, or, in the absence of any such request, as Reference Rated Loans, and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the Interest Period applicable thereto, to Reference Rated Loans or CD Rated Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be converted to CD Rated Loans, the initial Interest Period with respect thereto) to the Agent on the date upon which such Loans are to be converted, or in the absence of any such request, to Reference Rated Loans. The Agent shall give written notice to the Company of any event occurring after the giving of such notice which permits an adequate and fair means of ascertaining the rate of interest applicable to Eurodollar Loans and until such notice by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

     (b) In the event that the Majority Banks shall reasonably determine (which determination shall be final and conclusive and binding upon the Company) at any time that (i) by reason of changes affecting the market for domestic certificates of deposit of commercial banks, adequate and fair means do not exist for ascertaining the rate of interest applicable to any Tranche of CD Rated Loans for any requested Interest Period or (ii) the making of, converting into or continuing for an additional Interest Period of any Tranche of CD Rated Loans has been made impracticable by the occurrence of a contingency which materially and adversely affects the market for domestic certificates of deposit of commercial banks then, and in any such event, the Agent shall forthwith give notice to the Company and, subject to the provisions of subsection (a) of this
Section 2.15 (x) unless on the date upon which such CD Rated Loans were to be made, the Company notifies the Agent that it elects not to borrow on such date, any CD Rated Loans requested to be made on the first day of such Interest Period shall be made as Reference Rated Loans or Eurodollar Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be made as Eurodollar Loans, the initial Interest Period with respect thereto) to the Agent on the date of or two Working Days before, as the case may be, such Loans are to be made, or, in the absence of any such request, as Reference Rated Loans, (y) any Loans that were to have been, on the first day of such Interest Period, converted to or continued as CD Rated Loans shall be converted to or continued as Reference Rated Loans or Eurodollar Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be converted to or continued as Eurodollar Loans, the next Interest Period with respect thereto) to the Agent on the date upon or two Working Days before, as the case may be, such Loans were to have been converted or continued, or, in the absence of any such request, as Reference Rated Loans and (z) any outstanding CD Rated Loans shall be converted, on the last day of the Interest Period applicable thereto, to Reference Rated Loans or Eurodollar Loans, as requested by the Company by notice (setting forth, in the case of any request that such Loans be converted to Eurodollar Loans, the initial Interest Period with respect thereto) to the Agent on the date upon or two Working Days before, as the case may be, the date upon which such Loans are to be converted, or, in the absence of any such request, to Reference Rated Loans. The Agent shall give written notice to the Company of any event occurring after the giving of such notice which permits an adequate and fair means of ascertaining the rate of interest applicable to CD Rated Loans and until such notice by the Agent, no further CD Rated Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to CD Rated Loans.

     SECTION 2.16. Determination of Borrowing Base. On or before the date which is the later of April 1 in each year and the date which is one month after the date on which the Engineer's Opinion for such year is delivered to the Banks pursuant to Section 4.01, the Determining Banks shall determine, based upon the information, including information as to projected cash flows, contained in such Engineer's Opinion, the Determining Banks' normal policy guidelines on price parameters, cost escalations and discount and other factors customarily used by each Determining Bank in evaluating energy and natural resource related credits, a borrowing base. The borrowing base as determined shall be promptly communicated to the other Banks, which shall promptly consider and approve or disapprove the same, and upon approval of such determination by the Majority Banks, by notice to the Agent, such borrowing base shall constitute the "Borrowing Base." Such determination by the Determining Banks and such approval or nonapproval by the Majority Banks shall be made in the sole and absolute discretion of the Determining Banks and the Majority Banks, respectively. No later than May 15 in each year or the date which is six weeks after the date on which the Engineer's Opinion for such year is delivered to Banks pursuant to
Section 4.01, the Agent shall notify the Company of the Borrowing Base. If the Agent fails to notify the Company, the Borrowing Base shall remain in effect until the next succeeding calculation of the Borrowing Base in the manner provided above.

     SECTION 2.17. Certain Prepayments or Conversions Pursuant to Sections 2.12 and 2.13. In the event that Loans of any Bank of one Type are prepaid or converted into Loans of another Type pursuant to Sections 2.12 or 2.13 (Loans of the former Type being herein called "Affected Loans"), unless and until such Bank gives written notice that the circumstances which gave rise to such prepayment or conversion no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) such Bank shall not make further Affected Loans and all Loans which would otherwise be made by such Bank as, or converted by such Bank into, Affected Loans shall be made instead as, or converted into or continued as, Loans of another Type (on which interest and principal shall be payable simultaneously with the related Affected Loans of the other Banks).

     SECTION 2.18. Certain Notices. Notices by the Company under each of Sections 2.03, 2.05, 2.06, 2.12, 2.15 and 2.22 and under the definition of "Interest Period" in Section 1.01 (a) shall be given in writing, by telegraph, by telecopy or by telephone (confirmed promptly in writing) and (b) shall be effective only if received by the Agent and, in the case of Section 2.12, the Bank involved, not later than 10:30 A.M. (New York City time) on the day specified in the respective Section or definition as the latest day such notice may be given. Notices by the Company under each of Sections 2.03, 2.05, 2.06, 2.12, 2.15 and 2.22 shall be irrevocable.

     SECTION 2.19. Use of Proceeds. The Company agrees that the proceeds of the Loans obtained by the Company hereunder shall be used for its general corporate purposes, including working capital needs, the repayment of indebtedness and loans to subsidiaries and will not be used, directly or indirectly, or for any other purpose which would result in a violation of any law, rule or regulation, including Regulation U of the Board of Governors of the Federal Reserve System, known to the Company.

     SECTION 2.20. Indemnity. The Company agrees to indemnify each Bank and to hold such Bank harmless from any loss (other than loss of margin after the date of such default or prepayment) or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuance of a Eurodollar Loan or CD Rated Loan after the Company has given a notice requesting the same in accordance with this Agreement, (b) default by the Company in making any prepayment of a Eurodollar Loan or a CD Rated Loan after the Company has given a notice in accordance with
Section 2.06 or (c) the making by the Company of a prepayment or conversion of a Eurodollar Loan or a CD Rated Loan on a day which is not the last day of the Interest Period with respect thereto, arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or CD Rated Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement and payment of the Notes.

     SECTION 2.21. Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof.

     SECTION 2.22. Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans or CD Rated Loans to Reference Rated Loans by giving the Agent irrevocable notice of such election on the date of such conversion, provided that any such conversion may only be made on the last day of an Interest Period with respect to the Loans being converted. The Company may elect from time to time to convert Reference Rated Loans or Eurodollar Loans to CD Rated Loans by giving the Agent irrevocable notice of such election on the date of such conversion, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Reference Rated Loans or CD Rated Loans to Eurodollar Loans by giving the Agent at least two Working Days irrevocable notice of such election, provided that any such conversion of CD Rated Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or CD Rated Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans, CD Rated Loans and Reference Rated Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a CD Rated Loan at any time at which an Event of Default has occurred and is continuing and (ii) any conversion may only be made if, after giving effect thereto, Section 2.21 shall not have been contravened.

     (b) Any Eurodollar Loans or CD Rated Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that (i) no Loan may be continued as a Eurodollar Loan or a CD Rated Loan for an additional Interest Period at any time at which an Event of Default has occurred or is continuing and (ii) no Eurodollar Loan or CD Rated Loan may be continued as such if, after giving effect thereto, Section 2.21 would be contravened and provided, further, that if the Company shall fail to give any required notice as described above in this section, or if such conversion is not permitted pursuant to the preceding proviso hereof, such Loans shall be automatically converted to Reference Rated Loans on the last day of such then expiring Interest Period.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties by the Company. The Company represents and warrants to each of the Banks that:

          (a) Corporate Existence, Qualification. The Company (i) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect upon the business of the Company and its subsidiaries taken as a whole.

          (b) Corporate Authorization and Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. The Notes have been duly authorized by the Company and, when executed, issued and delivered pursuant hereto for value received, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (c) No Conflicting Agreements. The execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the Notes will not conflict with any provision of (i) the restated certificate of incorporation or by-laws of the Company or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Company.

          (d) Governmental Approvals. No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance of this Agreement by the Company or for the valid execution, issuance, delivery and performance of the Notes by the Company.

          (e) Proceedings. To the knowledge of the Company, there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of the Company, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

          (f) Financial Position. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1992 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, certified by KPMG Peat Marwick, present fairly the consolidated financial position of the Company and its subsidiaries at December 31, 1992 and 1993 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles applied on a consistent basis. Since December 31, 1993, there has been no material adverse change in the consolidated financial position or results of operations of the Company and its subsidiaries which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

          (g) Ownership of Property. The Company and each of its subsidiaries has valid and defensible title to any of their properties described as Proved Reserves in the Engineer's Opinion delivered to the Banks prior to the date hereof, or as the case may be, the most recent Engineer's Opinion provided pursuant to Section 4.01, free and clear of any Liens except as permitted in Section 1005 of the Public Indenture.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     SECTION 4.01. Covenants. The Company covenants and agrees that, from the date of this Agreement and for so long as any of the Notes shall be outstanding or any of the Banks shall have any Commitments:

          (a) Financial Statements, Etc. The Company will furnish to each Bank:
     (i) within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; (ii) within 60 days after the close of each of the first three quarters of each of the Company's fiscal years a statement by a responsible officer of the Company stating whether to the knowledge of the Company an event has occurred during such period and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto;
     (iii) within 120 days after the close of each of the Company's fiscal years a statement by a responsible officer of the Company stating whether to the knowledge of the Company an event has occurred during such period and is continuing which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, stating the facts with respect thereto; (iv) within five Business Days after the Company becomes aware of the occurrence of any event which constitutes an Event of Default, or would constitute an Event of Default with the passage of time or the giving of notice, or both, if such occurrence is then continuing notice of such occurrence together with a statement by a responsible officer of the Company stating the facts with respect thereto; and (v) such other information respecting the financial condition or operations of the Company and its subsidiaries as any Bank may from time to time reasonably request.

          (b) Engineer's Report. The Company will furnish to each Bank subject to Section 8.02, on or before March 1 in each year, an Engineer's Opinion. The Engineer's Opinion shall, subject to the proviso below, (i) be certified by a responsible officer of the Company as a true, correct and complete report containing no material misstatements or misrepresentations and (ii) cover 100% of the Proved Reserves of the Company (or such lesser amount as may be agreed upon by the Agent and the Determining Banks), calculated as of the January 1 preceding such March 1, provided, however, that if as of January 1 (i) neither of the ratings by Moodys and S&P of the Company's long term senior unsecured debt is greater than "BBB-" or equivalent rating, but such ratings are not both less than "BBB-" or equivalent rating and upon the written request of the Majority Banks or
     (ii) Moodys and S&P both rate the Company's long term senior unsecured debt less than "BBB-" or equivalent rating, the Engineer's Opinion shall be issued by an Independent Engineer on the greater of (i) each field that represents more than 2% of the total Proved Reserves of the Company or (ii) at least 50% of the Proved Reserves of the Company. For purposes of this
     Section 4.01, in the event a rating is not available from either Moodys or S&P, such rating agency will be deemed to have assigned its lowest rating.

          (c) Limitations on Sales and Leasebacks. The Company will not itself, and will not permit any subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a subsidiary for a period, including renewals, in excess of three years, of any Principal Property (as defined in the Public Indenture) which has been or is to be sold or transferred more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or any subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either:

             (i) the Company or such subsidiary could create Indebtedness secured pursuant to Section 1005 of the Public Indenture on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without equally and ratably securing the Notes; or

             (ii) the Company within 180 days after the sale or transfer shall have been made by the Company or by a subsidiary, applies an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or
        (B) the net amount (after deducting applicable reserves) at which such Principal Property is carried on the books of the Company or such subsidiary at the time of entering into such arrangement, to the retirement of Indebtedness of the Company.

          (d) Compliance with Indenture. The Company will comply with the provisions of Sections 1004 and 1005 of the Public Indenture (a true and complete copy of which the Company hereby represents has been furnished to each Bank), which provisions, together with related definitions, are hereby incorporated herein by reference for the benefit of the Banks and shall continue in effect for purposes of this Section 4.02 regardless of termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this Section 4.02, (a) references in the Public Indenture to "the Securities" shall be deemed to refer to the obligations of the Company to pay the principal of and interest on the Notes, (b) references in the Public Indenture to "the Trustee" shall be deemed to refer to the Agent, (c) references in the Public Indenture to "this Indenture" shall be deemed to refer to this Agreement and (d) references in the Public Indenture to "supplemental indentures" shall be deemed to refer to supplements to this Agreement.

          (e) Limitation on Mortgages. The Company will not incur, issue, assume or guarantee any indebtedness secured by a mortgage on oil, gas, coal or other minerals in place, or on related leasehold or other property interest, which is incurred to finance development or production costs if the aggregate amount of all such indebtedness exceeds 10% of Consolidated Net Tangible Assets (as defined in the Public Indenture).

          (f) Consolidated Stockholders' Equity. The Company will maintain, at the end of each calendar quarter, Consolidated Stockholders' Equity of at least $650,000,000 exclusive of the effect of any noncash writedowns made subsequent to the date hereof.

          (g) Current Ratio. The Company will maintain, at the end of each calendar quarter, consolidated current assets plus the Commitments minus the then outstanding Loans in an amount at least equal to its consolidated current liabilities.

          (h) Notice of Dispositions of Property. The Company shall promptly notify the Agent of any sales, transfers, distributions or other dispositions during any calendar year resulting in the receipt of Net Proceeds in an aggregate amount in excess of $50,000,000 of property identified in the most recent Engineer's Opinion delivered pursuant to
     Section 4.01.

          (i) Insurance. The Company will at all times maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts customarily carried by companies engaged in the same or similar business and similarly situated.

                                   ARTICLE V

                             CONDITIONS OF LENDING

     SECTION 5.01. Conditions Precedent to the Initial Loans. The obligation of each Bank to make its initial Loan is subject to the conditions precedent that each Bank and the Agent shall have received on or before the date of the initial
Loan:

          (a) An appropriate Note payable to its order.

          (b) Certified copies of the resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the Notes.

          (c) An opinion of Messrs. Davis Polk & Wardwell, special counsel to the Company, to the effect that:

             (i) the Company is validly existing and in good standing under the laws of the State of Delaware;

             (ii) this Agreement and the Notes have been duly authorized, executed and delivered by the Company;

             (iii) this Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability;

             (iv) the execution, delivery and performance by the Company of this Agreement and the Notes will not conflict with the restated certificate of incorporation or by-laws of the Company, each as in effect on the date of such opinion; and

             (v) no authorization, consent or approval of any governmental body or agency of the State of New York or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Agreement and the Notes.

     In rendering such opinion, Messrs. Davis Polk & Wardwell may rely upon opinions of local counsel as to matters of local law and may state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

          (d) A favorable opinion of the General Counsel or General Attorney of the Company, to the effect that:

             (i) the Company is qualified to do business as a foreign corporation and is in good standing in the States of Kansas, Louisiana, Montana, New Mexico, Oklahoma, Texas and Wyoming;

             (ii) the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the Notes will not
        (x) contravene any applicable provision of any applicable law or applicable order or (y) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property, and

             (iii) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

     In rendering such opinion, the General Counsel or General Attorney of the Company shall opine only as to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. Such counsel may also state that he has relied on certificates of state officials as to qualification to do business and good standing, certificates of officers of the Company and other sources believed by him to be responsible.

          (e) A copy of a written irrevocable notice from the Company terminating the Commitments, as defined in the Credit Agreement and directing the Agent, as defined in the Credit Agreement, to prepay by wire transfer, in immediately available funds, in full any loans then outstanding thereunder, together with accrued interest thereon and any unpaid commitment fees then accrued.

          (f) A certificate of a responsible officer of the Company to the effect that:

             (i) the representations and warranties contained in Section 3.01 are true and accurate on and as of the date of the making of each such Loan as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

             (ii) no event has occurred and is continuing or would result from the proposed borrowing, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or lapse of time, or both;

             (iii) the Company is in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it; and

             (iv) after giving effect to the proposed borrowing of which such Loan is a part and the application of the proceeds thereof, the Available Borrowing Base would not be less than zero.

     SECTION 5.02. Conditions Precedent to Loans. The obligation of each Bank to make any Loan is subject to the further conditions precedent that on the relevant Borrowing Date clauses (i) through (iv) in subsection (f) of Section
5.01 shall be true and such borrowing shall be deemed to constitute a certification by the Company that such statements are true.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If one or more of the following events of default ("Events of Default") shall occur and be continuing:

          (a) the Company shall default in any payment of principal of any Loan when due and such default shall continue for a period of 3 days; or the Company shall default in any payment of interest on any Loan, or in the payment of any commitment fees pursuant to Section 2.04, when due and payable, and such default shall continue for a period of 10 days;

          (b) any representation or warranty, or certification made by the Company herein or any statement or representation or certification made or deemed to be made pursuant to Article V of this Agreement shall prove to have been incorrect in any material respect when made;

          (c) the Company shall default in the performance of any other term, condition, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice thereof, specifying such default and requiring it to be remedied, shall have been received by the Company from any Bank,

          (d) the Company shall default in the performance of any term, condition, covenant or agreement contained in the Public Indenture and such default shall have resulted in any of the Securities (as defined in the Public Indenture) being declared due and payable prior to the date on which such Securities would otherwise have become due and payable;

          (e) the Company or any subsidiary shall (i) default in the payment of principal of any Indebtedness in an aggregate principal amount in excess of $25,000,000 (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist unremedied or unwaived, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, but without the passage of any additional time, such Indebtedness to become due prior to its stated maturity,

          (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for similar relief of debtors, or (vi) consent or acquiesce in writing to any petition duly filed against it in any involuntary case under such Bankruptcy Code;

          (g) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction seeking
     (i) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of its assets, or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days (or such longer period, so long as the Company shall be taking such action in good faith as shall be reasonably necessary to obtain the timely dismissal or stay of such proceeding or case); or an order for relief shall be entered in an involuntary case under the federal Bankruptcy Code (as now or hereafter in effect), against the Company, or

          (h) any Change in Control shall occur,

then and in each and every case the Majority Banks, by notice in writing to the Company, may terminate the Commitments of the Banks hereunder and/or declare the unpaid balance of the Notes and any other amounts payable hereunder to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of clause
(f) or (g) above the Commitments of the Banks hereunder shall automatically terminate and the Notes and any other amounts payable hereunder shall forthwith be due and payable.

                                  ARTICLE VII

                      THE AGENT AND THE DETERMINING BANKS

     SECTION 7.01. Powers. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder. The Agent and the Determining Banks shall have and may exercise such powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as are specifically delegated to the Agent or the Determining Banks, as the case may be, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Agent and the Determining Banks will have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement have a fiduciary relationship with any Bank.

     SECTION 7.02. Agent's Reliance, Etc. In performing its duties as Agent or a Determining Bank hereunder and under any agreement executed and delivered pursuant to the terms hereof, the Agent and each Determining Bank will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor the Determining Banks nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them hereunder or thereunder or in connection herewith or therewith except for their own gross negligence or willful misconduct.

     SECTION 7.03. No Responsibility for Recitals, Etc. The Agent and the Determining Banks will not be responsible to the Banks for any recitals, statements, warranties or representations herein or under any agreement executed and delivered pursuant to the terms hereof, for the value, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any agreement executed and delivered pursuant hereto or be bound to ascertain or inquire as to the performance or observance of any of the terms of this

Agreement on the part of the Company or of any of the terms of any such other agreement by any party thereto.

     SECTION 7.04. Right to Indemnity. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any agreement executed and delivered pursuant to the terms hereof unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Banks against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Banks agree to indemnify the Agent and the Determining Banks, to the extent not reimbursed by the Company under this Agreement, ratably in accordance with the aggregate principal amount of the Loans made by them (or, if no Loans are outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent as agent or the Determining Banks, as the case may be, in any way relating to or arising out of this Agreement, the Notes or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under this Agreement but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided no such liability, obligation, damage, penalty, action, judgment, suit, cost, expense or disbursement results from the Agent's or the Determining Banks', as the case may be, gross negligence or willful misconduct; provided, however, that, in the event the Agent receives indemnification from the Banks hereunder with respect to costs and expenses which the Company is obligated to pay under this Agreement, the Agent shall remit to the Banks the amount of such costs and expenses to the extent subsequently paid by the Company, such remittance to be in accordance with the proportionate amount of the indemnification made by each respective Bank.

     SECTION 7.05. Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting or refraining from acting hereunder or under any agreement executed and delivered pursuant to the terms hereof in accordance with written instructions to it signed by the Majority Banks, and (subject to Section 8.01) such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 7.06. Employment of Agents. The Agent and the Determining Banks may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agent or attorney-in-fact selected by it with reasonable care.

     SECTION 7.07. Reliance on Documents. The Agent and each Determining Bank shall be entitled to rely upon (a) any paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons and (b) the opinion of its counsel with respect to legal matters. The Agent and the Determining Banks may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such payee shall have been filed with the Agent.

     SECTION 7.08. Rights as a Bank. With respect to its Commitment and the Loans made by it, the Agent and each Determining Bank shall have the same rights and powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as any Bank and may exercise the same as though it were not the Agent or Determining Bank, as the case may be, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent and each Determining Bank in its capacity as a Bank hereunder and thereunder. The Agent and the Determining Banks and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company, its subsidiaries and its affiliates as if it were not the Agent or a Determining Bank, as the case may be.

     SECTION 7.09. Non-Reliance on Agent or other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or on any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Notes. The Agent and the Determining Banks will not be required to keep themselves informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or which may at any time come into possession of the Agent or any of its affiliates.

     SECTION 7.10. Events of Default. In the event the Agent receives actual knowledge of an Event of Default hereunder, the Agent shall promptly inform the Banks thereof. The Agent shall not be deemed to have actual knowledge of an Event of Default hereunder until it shall have received a written notice from the Company or any Bank referring to this Agreement, describing such Event of Default and stating that such notice is a "Notice of Default".

     SECTION 7.11. Successor Agent. If the Agent shall resign as Agent under this Agreement, or shall cease to be a Bank under this Agreement, then the Banks shall appoint any Bank which is a party to this Agreement (with the consent of such Bank) as successor Agent for the Banks under this Agreement, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent, and the former Agent's rights, powers and duties as Agent shall be terminated and cancelled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01. Modifications, Consents and Waivers. To the extent permitted by law, no failure or delay on the part of the Banks in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement or of the Notes nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver or consent may be made which will (a) extend the time for payment of principal of or interest on any Note or reduce the principal amount of or rate of interest on any Note or otherwise affect the terms of payment of the principal of or interest on any Note without the written consent of the holder of such Note or (b) affect the terms of or reduce the amount of the commitment fee or reduce the percentages of 66 2/3% and 75% specified in the definition of "Majority Banks" or amend the provisions of this Section 8.01 without the written consent of the holders of all Notes at the time outstanding (or, if no Notes are then outstanding, all of the Banks). No notice to or demand on the Company in any case shall, of itself, entitle the Company to any other or further notice or demand in similar or other circumstances.

     SECTION 8.02. Confidentiality. Each Bank shall maintain in confidence and not publish, disseminate or disclose in any manner or to any Person and shall not use any nonpublic information relating to the Company and its subsidiaries which may be furnished pursuant to this Agreement (hereinafter collectively called "Confidential Information"), subject to each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to bank examiners, its affiliates, auditors, counsel and other professional advisors,
(c) right to use any such Confidential Information in connection with evaluating the transactions set forth herein, and (d) right to disclose any such Confidential Information in connection with any litigation involving the Banks and the Company, provided, however, that Confidential Information disclosed pursuant to clause (b) or (d) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof, and provided, further, that Confidential Information disclosed pursuant to applicable laws, regulations, subpoenas or other legal process shall be so disclosed subject to such confidentiality provisions, if any, as may be provided under applicable law. The Banks agree, to the extent permitted by applicable law, to use their best efforts promptly to notify the Company in writing of each order, subpoena or other legal process providing for the disclosure and/or production of Confidential Information and shall, to the extent permitted by applicable law, use their best efforts promptly to supply the Company with a copy of such order, subpoena or other legal process, in order that the Company may intervene in the relevant administrative or legal proceeding or take other appropriate legal action to protect the confidentiality of such Confidential Information.

     SECTION 8.03. Addresses for Notices. Except as otherwise provided herein, all communications and notices provided for hereunder shall be in writing and, if to the Company, mailed to P.O Box 1330, Houston, Texas 77251-1330 Attention:
Treasurer, and, if to the Agent, delivered or mailed to 270 Park Avenue, New York, New York 10017 (Attention: Energy Division), and, if to any Bank, delivered or mailed to its address as set forth on the signature pages hereof, or, as to any party, at such other address as such party may designate in writing to each party concerned. Except as otherwise provided herein, all communications and notices provided for hereunder shall be effective when deposited in the mails, postage prepaid, or delivered to the telegraph company, addressed as aforesaid.

     SECTION 8.04. Costs, Expenses and Taxes. The Company agrees to pay all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the Notes (including the reasonable fees of Messrs. Simpson Thacher & Bartlett, special counsel to the Agent) and costs and expenses, if any, in connection with the enforcement of this Agreement and the Notes, as well as any and all stamp and other taxes payable or determined to be payable in connection with the execution or delivery of this Agreement or the Notes, and to save the holders of the Notes harmless from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or the Notes.

     SECTION 8.05. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without prior written consent of the Banks. A Bank may not assign or transfer its rights hereunder, subject to any legal or regulatory requirements, without prior written consent of the Company, provided, however, that each Bank may at any time grant participations in its Loans and its Commitment ("Participations") to other Persons (such Persons being herein called "Participants"). The Company agrees that each Participant shall be deemed to be a "Bank" for purposes of Sections 2.12(a), 2.14 and 2.20 with respect to its Participations outstanding from time to time. Each Bank agrees with the Company that (a) each such Participation shall be created in the ordinary course of the commercial banking business of such Bank and (b) such Participation shall be created by such Bank in compliance with all applicable laws. Each Bank agrees that the creation of Participations shall require no action on the part of the Company. The creation of a Participation shall not give any Participant any rights under this Agreement or any Note nor shall it relieve any Bank of its obligations under this Agreement. Each assignment will be subject to the payment of a service fee of $3,000 to the Agent by the parties to such assignment.

     SECTION 8.06. Termination and Substitution of Bank. (a) If (i) the obligation of any Bank to make, convert Loans into or continue Eurodollar Loans has been suspended pursuant to Section 2.13, (ii) any Bank has demanded compensation under Section 2.12 or (iii) any Bank shall decline to extend its Commitment pursuant to Section 2.05(c), the Company may, upon three Business Days' notice to such Bank through the Agent, prepay in full all of the outstanding Loans of such Bank, or its assignee, together with accrued interest thereon to the date of prepayment and all other amounts payable hereunder to such Bank accrued to the date of prepayment, and concurrently therewith terminate this Agreement with respect to such Bank by giving notice of such termination to the Agent and such Bank.

     (b) If any Bank shall become a Defaulting Bank, the Company may, in its sole discretion and without prejudice to any right or remedy that the Company may have against such Defaulting Bank with respect to, on account of, arising from or relating to any event pursuant to which such Bank shall be a Defaulting Bank, upon notice to such Defaulting Bank and the Agent, (i) if at such time there are no Loans of such Defaulting Bank outstanding, terminate this Agreement with respect to such Defaulting Bank, or (ii) if at such time such

Defaulting Bank shall have Loans outstanding, subject to obtaining a substitute bank or banks to assume the Commitment of such Defaulting Bank pursuant to subsection (c) below, terminate this Agreement with respect to such Defaulting Bank and prepay in full the outstanding Loans of such Defaulting Bank together with accrued interest to the date of prepayment, provided that the provisions of
Section 2.20 shall not apply to any such prepayment.

     (c) If the Company terminates this Agreement with respect to any Bank under this Section 8.06, the Company shall use its best efforts, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to assume the Commitment of such relevant Bank.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.08. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     SECTION 8.09. Execution in Counterparts. This Agreement may be executed by the parties hereto individually or in any combinations of the parties hereto in several separate counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          ANADARKO PETROLEUM CORPORATION

                                          By:  A. L. Richey
                                          Title: Treasurer

                                          CHEMICAL BANK

                                          By:  Peter N. Anderson
                                          Title: Managing Director

                                          Domestic Lending Office and Address
                                          for Notices:

                                               Chemical Bank
                                               270 Park Avenue, 8th Floor
                                               New York, New York 10017
                                               Attention: John Gehebe
                                                          Phone: (212) 270-3531
                                                          Fax: (212) 270-4892

                                          Eurodollar Lending Office:

                                               Chemical Bank
                                               270 Park Avenue, 8th Floor
                                               New York, New York 10017
                                               Attention: John Gehebe
                                                          Phone: (212) 270-3531
                                                          Fax: (212) 270-4892

                                          THE CHASE MANHATTAN BANK,
                                          NATIONAL ASSOCIATION

                                          By:  Bettylou J. Robert
                                          Title: Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                          The Chase Manhattan Bank, National
                                          Association
                                               1 Chase Manhattan Plaza
                                               3rd Floor
                                               New York, New York 10081
                                               Attention: Global Energy
                                                          Mr. Vito Cipriano
                                                          Fax: (212) 552-1687
                                               with copies to:
                                               Chase Manhattan Southwest
                                               1100 Milam
                                               Suite 2345
                                               Houston, Texas 77002
                                               Attention: Mr. Richard S. Walker
                                                          Fax: (713) 751-9122

                                          Eurodollar Lending Office:

                                          The Chase Manhattan Bank, National
                                          Association
                                               1 Chase Manhattan Plaza
                                               3rd Floor
                                               New York, New York 10081
                                               Attention: Global Energy
                                                          Mr. Vito Cipriano
                                                          Fax: (212) 552-1687

                                          MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK

                                          By:  Vernon M. Ford, Jr.
                                          Title: Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                         Morgan Guaranty Trust Company of New
                                         York
                                               60 Wall Street
                                               22nd Floor
                                               New York, New York 10260
                                               Attention: Jeannie Mattson

                                          Eurodollar Lending Office:

                                          J. P. Morgan Delaware
                                               902 Market Street
                                               Wilmington, Delaware 19801
                                               Attention: Loan Department
                                                          Telex
                                                          Number/Answerback:
                                                          177425/NBDELUT

                                          THE BANK OF NEW YORK

                                          By:  Renee Biglani
                                          Title: Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                          The Bank of New York
                                               Attention: Brad Davis and/or
                                                          Commercial Loan
                                                          Department
                                          1 Wall Street
                                          19th Floor
                                          New York, New York 10286

                                          Eurodollar Lending Office:

                                          The Bank of New York
                                               Attention: Eurodollar/Cayman
                                                          Islands Funding Area
                                               101 Barclay St.
                                               New York, New York 10286
                                          Ref: Anadarko Petroleum Corporation

                                          CONTINENTAL BANK N.A.

                                          By:  R. R. Ingersoll
                                          Title: Vice President

                                          Address for Notices:

                                          Continental Bank N.A.
                                               231 South LaSalle Street
                                               Chicago, Illinois 60697
                                               Attention: R. R. Ingersoll

                                          Domestic Lending Office:

                                          Continental Bank N.A.
                                               231 South LaSalle Street
                                               Chicago, Illinois 60697
                                               Attention: Kathy Hill-Rayford

                                          Eurodollar Lending Office:

                                          Continental Bank N.A.
                                               231 South LaSalle Street
                                               Chicago, Illinois 60697
                                               Attention: Kathy Hill-Rayford

                                          CREDIT SUISSE

                                          By:  William P. Murray
                                          Title: Member of Senior Management

                                          By:  Eristinn R. Kristinsson
                                          Title: Associate

                                          Domestic Lending Office and Address
                                          for Notices:

                                          Credit Suisse
                                               Tower 49
                                               12 East 49th Street
                                               New York, New York 10017
                                               Attention: Credit Department,
                                                          Kris Kristinsson

                                          Eurodollar Lending Office:

                                          Credit Suisse
                                               Tower 49
                                               12 East 49th Street
                                               New York, New York 10017
                                               Attention: Credit Department,
                                                          Kris Kristinsson

                                          MELLON BANK, N.A.

                                          By:  Mary Elles Usher
                                          Title: Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                          Mellon Bank, N.A.
                                               3 Mellon Bank Center
                                               Room 2301
                                               Pittsburgh, Pennsylvania 15259
                                               Attention: Loan Administration
                                               with copies to:
                                                  Mellon Bank, N.A.
                                                  1100 Louisiana Street
                                                  Suite 3600
                                                  Houston, Texas 77002
                                                  Attention: Janet Jenkins

                                               One Mellon Bank Center
                                               44th Floor
                                               Pittsburgh, Pennsylvania 15258
                                               Attention: Energy & Utilities
                                                          Group

                                          Eurodollar Lending Office:

                                          Mellon Bank, N.A.
                                               3 Mellon Bank Center
                                               Room 2301
                                               Pittsburgh, Pennsylvania 15259
                                               Attention: Loan Administration

                                          BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION

                                          By:  David Sisler
                                          Title: Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                          Bank of America National Trust and
                                          Savings Association
                                               1850 Gateway Blvd.
                                               Concord, California 94520

                                          Eurodollar Lending Office:

                                          Bank of America National Trust and
                                          Savings Association
                                               1850 Gateway Blvd.
                                               Concord, California 94520

                                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                          By:  Xavier Ratouis
                                          Title: Authorized Signature

                                          Address for Notices:

                                          c/o Credit Lyonnais Houston
                                          Representative Office
                                               1000 Louisiana Street #5360
                                               Houston, TX 77002
                                               Attention: W. Keith Buchanan
                                                          Fax: (713) 751-0307

                                          Domestic Lending Office:

                                          Credit Lyonnais Cayman Island Branch
                                               1301 Avenue of the Americas
                                               New York, New York 10019
                                               Attention: Loan Servicing

                                          Eurodollar Lending Office:

                                          Credit Lyonnais Cayman Island Branch
                                               1301 Avenue of the Americas
                                               New York, New York 10019
                                               Attention: Loan Servicing

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By:  Martha Redeck Smith
                                          Title: Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                          The First National Bank of Chicago
                                               One First National Plaza
                                               Suite 0634, 10th Floor
                                               Chicago, Illinois 60670
                                               Attention: Edward Milka
                                                          Phone (312) 732-8573
                                                          Fax: (312) 732-4840
                                                          Telex: 190201; Ansback
                                               FNBCUT

                                          Eurodollar Lending Office:

                                          The First National Bank of Chicago
                                               One First National Plaza
                                               Suite 0634, 10th Floor
                                               Chicago, Illinois 60670
                                               Attention: Edward Milka
                                                          Phone (312) 732-8573
                                                          Fax: (312) 732-4840
                                                          Telex: 190201; Ansback
                                                          FNBCUT

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:  Paul A. Squirs
                                          Title: Senior Vice President

                                          Domestic Lending Office and Address
                                          for Notices:

                                          NationsBank of Texas, N.A.
                                               P.O. Box 830104
                                               Dallas, Texas 75283-0104
                                               Attention: Vicky McConnell

                                          Eurodollar Lending Office:

                                          NationsBank of Texas, N.A.
                                               P.O. Box 830104
                                               Dallas, Texas 75283-0104
                                               Attention: Vicky McConnell

                                          CHEMICAL BANK, as Agent

                                          By:  Peter N. Anderson
                                          Title: Managing Director

                                          Address: 270 Park Avenue
                                                   New York, New York 10017
                                                   Attention: Energy Division

                                                                       EXHIBIT A

                                 (FORM OF NOTE)
$______  *______                                              New York, New York

                                                        __________________, 1994

     For value received, ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), promises to pay on the Maturity Date, to the order of ___________________ (the "Bank") at the office of Chemical Bank specified in
Section 2.11 of the 364-Day Credit Agreement, dated as of May 24, 1994, among the Company, the Bank, the several other banks party thereto and Chemical Bank, as agent (as amended, supplemented or modified from time to time hereafter, the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America, the principal amount of_______ * ______ DOLLARS ($ ________ * ______) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned pursuant to Section 2.01 of the Agreement. The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.09 of the Agreement. Such interest shall be payable on the dates specified in Section 2.09 of the Agreement. The date, Type and amount of each Loan made by the Bank pursuant to Section 2.01 of the Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be endorsed by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Company hereunder or the validity of any payment hereof made by the Company.

     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

                                          ANADARKO PETROLEUM CORPORATION


                                          By ________________________________
                                          Title:

__________________

* Insert amount of Bank's Commitment

                                                                      SCHEDULE A

                              LOANS AND REPAYMENTS

=====================================================================================================================
                            AMOUNT              TYPE                               AMOUNT OF
                              OF                 OF             INTEREST           PRINCIPAL                NOTATION
         DATE                LOAN               LOAN              RATE               REPAID                 MADE BY
- ---------------------------------------------------------------------------------------------------------------------

                                                                     PAGE ... OF
                                                                      SCHEDULE A


=====================================================================================================================
                            AMOUNT              TYPE                               PRINCIPAL
                              OF                 OF             INTEREST           AMOUNT OF                NOTATION
         DATE                LOAN               LOAN              RATE               REPAID                 MADE BY
- ---------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT B

                              EXTENSION AGREEMENT

Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77251-1330
Attention: Treasurer

Chemical Bank, as Agent
  under the Credit Agreement
  referred to below
270 Park Avenue
New York, NY 10017
Attention: Energy Division

Gentlemen:

     The undersigned hereby agree to extend, effective on the date upon which Banks having 100% of the Commitments then outstanding (after giving effect to any assignments or terminations made as contemplated in Section 2.05(c) of the 364-Day Credit Agreement dated as of May 24, 1994 among Anadarko Petroleum Corporation, the Banks listed therein and Chemical Bank, as Agent, as amended, supplemented or modified from time to time (the "Credit Agreement")) shall have executed this Extension Agreement (the "Extension Date"), the Termination Date under the Credit Agreement to the date that is 364 days from the Extension Date. Terms defined in the Credit Agreement are used herein as therein defined.

     This Extension Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                                          CHEMICAL BANK

                                          By ___________________________
                                          Title:

                                          (NAME OF BANK)*

                                          By ___________________________
                                          Title:

Agreed and accepted:

ANADARKO PETROLEUM CORPORATION

By ___________________________
Title:

CHEMICAL BANK, as Agent

By ___________________________
Title:


_________________

* Repeat for each Bank.

                                       B-1